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CONFIDENTIAL TREATMENT REQUESTED

*** Certain portions of this exhibit were omitted and marked with "***". Copies of this exhibit containing the omitted information have been filed separately with the Securities and Exchange Commission pursuant to the Company's Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Exhibit 10.2

SERVICE LEVEL AGREEMENT

        This Agreement is entered into between Huntsman International LLC, a company organised and existing under the laws of Delaware, USA and Huntsman (Europe) BVBA, a company organized and existing under the laws of Belgium (together with their subsidiaries, hereinafter called "Huntsman"), and Huntsman Advanced Materials LLC and each of its subsidiaries (collectively ("HAM").

        WHEREAS, Huntsman and HAM constitute an international group of enterprises controlled by Huntsman Holdings LLC and Huntsman Group, Inc.;

        WHEREAS, HAM has a need for advice and assistance in the areas of, among others, planning and asset management, human resources and labor relations ("HR"), environmental, health and safety ("EHS"), finance, legal matters, tax and treasury, information technology ("IT"), purchasing accommodations, communications and public affairs (collectively the "Services");

        WHEREAS, Huntsman is staffed with highly experienced personnel and has therefore been selected to provide and coordinate Services to HAM, by drawing on its own resources as well as on those available from third parties;

        WHEREAS, HAM is staffed with highly experienced personnel and may be in the future selected to provide Services to Huntsman, by drawing on its own resources as well as those available from third parties;

        WHEREAS, this Agreement is being entered into for the benefit of both Huntsman and HAM;

        WHEREAS, Huntsman is willing to render Services to HAM and HAM desires to use such Services;

        WHEREAS, HAM is willing to render Services to Huntsman and Huntsman may desire to use such Services;

        WHEREAS, Huntsman and HAM desire to share in both the costs and benefits of any such Services rendered;

        NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereby mutually agree as follows:

1.
Engagement

1.1.
As of the effective date of this Agreement, HAM engages Huntsman to render Services as described more fully in Section 2. below to commence as soon as practicable and to continue as required by HAM throughout the term of this Agreement. HAM hereby requests Huntsman to perform these Services on a continuing basis without any further specific request.

1.2.
Huntsman shall provide to HAM, at a time consistent with the budget process of the parties hereto, a budget of costs proposed to be incurred pursuant to this Agreement for that calendar year.

2.
Services

  During the term of this Agreement, subject to the terms and conditions stated herein, Huntsman will perform, or cause to be performed by qualified and authorized advisors, the following services for the benefit of HAM.

  2.1.
  In the area of planning and asset management, Huntsman will provide:

  a)
  industry economic analysis;

  b)
  advice and assistance in the analysis of viability and financial alternatives for acquisition and other business development opportunities;

  c)
  information and assistance in evaluating potential acquisition candidates;

  d)
  information and assistance in the development of acquisition criteria;

  e)
  assistance in negotiation of acquisitions and divestitures;

  f)
  information and assistance in developing joint venture opportunities; and

  g)
  information and assistance in developing normal plant security.

  2.2.
  In the area of human resources and labor relations, Huntsman will provide:

  a)
  supervision and assistance in development of benefit programs, administering expatriate employee programs and other personnel matters;

  b)
  advice and assistance in human resources activities including succession planning, senior staffing, out-placement counseling, processing of grievances, suggestion awards, management awards, management training and development, organizational development, consultation on total quality management, implementation of ISO-9000 standards performance management, employee relations, change management and employee communications; and

  c)
  advice and assistance concerning pension plans, welfare benefit plans, plans relating to health care, life insurance and disability, compensation plans, fringe benefits, labor evaluation systems, local human resource policy, severance, retirement and relocation costs.

  2.3.
  In the areas of tax, treasury and internal audit Huntsman will provide:

  a)
  advice and assistance in establishing and maintaining short and long term credit facilities;

  b)
  advice and assistance in maintaining and supporting foreign exchange management capability;

  c)
  review of cash management practices to ensure optimum utilization of funds, including support in dealing with local banking establishments;

  d)
  purchase, allocation and coordination of claims under global insurance policies;

  e)
  advice and assistance in connection with loss prevention, risk management, legal risk, insurance matters, trends and changes in policies;

  f)
  advice and assistance concerning taxation matters including development of tax planning opportunities, compliance with local country tax filing responsibilities, and general consultations;

  g)
  technical assistance in accounting issues and inventory management;

  h)
  review of investment decisions and financial policies;

    i)
    advice and assistance in issuing accounting policies and procedures;

    j)
    advice and assistance in financial control systems auditing including preparation of reports and results, discussion of results with business group management; and

    k)
    reviews of administrative and internal controls in the accounting, financial and operating areas, reports of findings and recommendations to improve the quality of control systems and the integrity of the financial information reported, based on the following guidelines and objectives:

    i)
    to verify that accounting and administrative procedures are in place to ensure the physical custody and safety of corporate assets and the integrity of financial transactions and reporting;

    ii)
    to ensure that corporate resources are utilized with economy, efficiency and timeliness;

    iii)
    to determine compliance with laws and regulations and company policies and procedures;

    iv)
    to ensure that the activities of the organization are consistent with the established goals and objectives of the board of directors; and

    v)
    to identify potential areas of risk and exposure to the organization.

  2.4.
  In the area of legal matters, Huntsman will provide advice and assistance concerning legal matters, including preparation and review of legal documents, applications, renewals and compliance with local legal requirements for patents, trademarks, licenses, technology exchange agreements, litigation matters, legal or business structure changes, general consultations, sale or purchase of assets, acquisition, reorganization and mergers.

  2.5.
  In the area of communications and public affairs, Huntsman will undertake internal and external communication on behalf of HAM and its management team, will support HAM by managing the content on its intranet and internet service, provide regular news service, letters from senior manager, advice on ongoing communications, sourcing external suppliers, change management communications support, marketing communications report, public affairs and financial communications support, customer and supplier communication support and media relations. Huntsman will also supply communications training, crisis communications training and media training. Huntsman will also assist the HAM management ream in creating a culture of open and honest communication throughout the business, in line with that adopted by Huntsman's business.

  2.6.
  In the area of finance, accounting and IT matters Huntsman will:

  a)
  Advise and plan the development and design of efficient cost effective management information systems, including planning, hardware and software, communication procedures and organisation. Manage the implementation and operation of management information systems, including timetables, data content and formats, monitoring and control. Provide management information systems to the business community, including development, training and support. Manage the development and cost efficient running of the ERP system, data warehouse, the WAN and the office environment.

  b)
  Provide the development and design of new finance and IT organisation and processes to deliver a more cost effective organisation. Manage the implementation and operation of new structures, including single entity operation in Europe, leveraging the use of existing HAM and Huntsman structures and resources worldwide, management of major contracts.

    c)
    Provide internal Huntsman corporate reporting, including operation of the TM1 database.

    d)
    Provide and operate the HAM global financial consolidation system, including preparation of SEC filings, setting timetables, data format and content, issuing of accounting policies and procedures, monitoring and control processes.

    e)
    Operate forecasting and budgeting procedures, provide cost control.

    f)
    Operate transfer pricing policies and processes.

    g)
    Manage HAM's finance and IT compliance with relevant external and corporate standards and policies, including requirements of the Sarbanes Oxley Act.

    h)
    Assist line management of HAM's finance and IT organisation in support of the above. Manage HR related issues, organisational development, people/career development, succession planning, recruitment, etc. Leadership of HAM's IT strategies, tactics and policies.

  2.7.
  In the area of EHS matters Huntsman will provide:

  a)
  Supervision and assistance in development of EHS programs, administering implementation of global EHS standards, the development and execution of compliance auditing processes, and management/resolution of EHS audit findings.

  b)
  Advice and assistance in EHS activities including crisis management planning, EHS statistics reporting and incident notification, administration of security of sites and personnel, risk management processes, EHS management training and development, EHS organizational development, consultation on development of Responsible Care Management Systems, and

  c)
  Advice and assistance concerning HAM's merger and acquisition due-diligence activities, regulatory advocacy, medical/industrial hygiene program development, review of EHS/risk management capital expenditures, transportation/distribution incident response systems, and product stewardship processes and associated training.

  2.8.
  In the area of purchasing, Huntsman will:

  a)
  provide purchasing strategies, tactics and policies;

  b)
  oversee operational (site based) purchasing organizations;

  c)
  oversee/control all spend through Huntsman's organisation;

  d)
  negotiate all major spend items/contracts;

  e)
  provide the annual purchasing and logistics budget for all variable and fixed costs as support to the business budget processes;

  f)
  provide monthly/quarterly forecast at all agreed levels to the business and the corporate requirements;

  g)
  provide the development of procurement processes, procedures and systems support in order to manage and control HAM's spend at all levels in the organisation; and

  h)
  oversee HAM's purchasing and logistics' organisation compliance with corporate standards and policies.

  2.9.
  In addition to the above Services, Huntsman agrees that Paul Hulme, Peter Bentley, Christophe Struyvelt and Mark Adams (or their successors) shall dedicate substantially all of their working time to supporting HAM (the "Additional Support"). HAM agrees to reimburse Huntsman for all salaries, benefits, and out-of-pocket expenses associated with these people.

3.
Additional Services

3.1.
From time to time, HAM may request additional Services hereunder, or Huntsman may request HAM to provide Services to Huntsman. Any such Services will be provided in accordance with the terms hereof, including section 4 hereof.

4.
Service Fee

4.1.
In consideration of the Services rendered hereunder, each party utilizing service agrees and undertakes to reimburse the other party by payment of a service fee which will be agreed between the parties for each calendar year.

4.2.
The service fee shall reflect all direct costs, and a fair and equitable allocation of all indirect costs, incurred in rendering Services, including:

(i)
all cost of personnel, including salaries, wages and fringe benefits, and all out-of-pocket travel, living or other expenses incurred in connection with the services and other related costs of personnel engaged in rendering the services;

(ii)
cost of equipment; and

(iii)
all overhead expenses.

4.3.
For 2003, the annualized indirect cost component of the service fee and the direct cost component of the Additional Support are set out in attachment A hereto.

4.4.
Both parties acknowledge that the first six months after the effective date will coincide with the transition period of HAM becoming a member of the Huntsman Holdings LLC group of businesses, and that the fee set out in this Clause may require adjustment after six months, subject to the agreement of both parties.

4.5.
There shall be no profit mark-up added to the costs included in the service fee.

4.6.
If the service fee is subject to withholding tax, VAT, or other levy imposed on an allocated cost, all parties will use their best efforts to minimize such taxes or to enable HAM to obtain a refund or credit for any such tax in accordance with any relevant law or treaty.

5.
Payment

5.1.
All service fees hereunder will be payable in twelve (12) monthly installments.

5.2.
Within 15 working days after the end of each calendar month, the provider of Services hereunder shall send an invoice to the other party with payment due 30 days after date of the invoice.

5.3.
All sums due under this Agreement shall be paid by an adjustment to the appropriate intercompany account, unless otherwise agreed. All sums shall be paid in United States dollars, converted on the date of payment at the rate of exchange published by The Financial Times.

6.
Records and Documentation of Cost

6.1.
In order to facilitate the determination of the amount of any service fees hereunder, each party hereto shall keep its books and records in sufficient detail to ascertain the costs related to rendering the Services specified under Section 2. above. Each party's books and records shall be kept in accordance with generally accepted accounting principles and audited annually by a certified international independent public accountant. Each party shall preserve such books and records for a ten (10) year period after the calendar year to which such books and records relate.

  6.2.
  Either party shall be entitled to engage an independent certified public accountant to review the accounting records of the other party for purposes of verifying amounts due for Services hereunder, and the parties shall allow access to its records for this purpose provided that such audits shall not be conducted more than once in any calendar year.

7.
Warranty

7.1.
Either party's liability for a breach of this Agreement shall be limited to cases where the breach is directly attributable to the gross negligence or intentional misconduct of such party or any of its employees.

7.2.
Either party's liability for torts committed by itself or its employees shall be limited to cases where such party's or its employee's intentional misconduct or gross negligence is the direct cause of the loss or damage. Either party's liability for torts committed by third parties which such party has engaged to help render services shall be limited to that amount of damages that such party can recover from the third party.

7.3.
In no case shall either party's liability hereunder exceed the amount of service fees paid by the other party for the 12 month period directly preceding the occurrence of the events upon which the claim is based, and in no case shall either party be liable for indirect, consequential, special, or punitive damages, including without limitation lost profits.

8.
Term and Termination

8.1.
This Agreement shall be effective as of 1 July 2003.

8.2.
This Agreement shall continue in full force and effect for a period of at least seven years, unless terminated according to the provisions set out below.

8.3.
This Agreement shall remain effective after the lapse of the aforementioned period of time, unless and until it is terminated by either party with 12 months written notice.

8.4.
If either party shall materially breach any of the terms of this Agreement and, if the breach is capable of being remedied, fail to remedy the breach within thirty (30) days of a written demand to remedy the same, the other party may terminate this Agreement with immediate effect. The fact that one party ceases to be directly or indirectly controlled by Huntsman Group Inc. shall be deemed to constitute a material breach not capable of remedy.

8.5.
In the event of a change of control of either party, the other party shall have the right to terminate this Agreement with 30 days notice.

9.
Amendments

9.1.
The parties acknowledge that circumstances may change over time, and if at any time they should agree that this Agreement no longer provides for a fair balance between the interests of all parties, they will make a good faith effort to implement such changes to this Agreement as they may deem appropriate.

9.2.
No modification, amendment or waiver of this Agreement or any provision hereof shall be binding upon any party unless mutually agreed to, made in writing or confirmed in writing by their duly authorized representatives.

10.
Law

  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Utah without regard or giving effect to its principles of conflict of laws.

11.
Partial Invalidity

  In the event that any term or condition of this Agreement shall be declared invalid or otherwise unenforceable for any reason the validity of the remaining provisions shall not be affected thereby and shall remain in full force and effect.

12.
Notices

  Any payment, notice or communication ("Notice") required or permitted to be given under this Agreement shall be deemed to have been given when sent first class mail, telex or telefax or by any other method of delivery capable of providing reasonable proof of receipt thereof and, addressed as follows:

  If to Huntsman:

    500 Huntsman Way
    Salt Lake City, Utah 84108
    Attention: Chief Financial Officer

  If to HAM:

    Everslaan 45
    3078 Everberg
    Belgium
    Attention: Finance Director

  or to such other address as a party shall furnish in writing to the other party.

13.
Assignability

  Neither party may assign this Agreement or any right or obligation arising hereunder without the prior written consent of the other.

14.
Entire Agreement

  This Agreement constitutes the entire agreement between the parties relating to its subject matter and there are no agreements or understandings between the parties other than those contained herein.

15.
Waiver

  Any waiver by either party of any term or condition or default of this Agreement must be express and in writing. No such waiver shall constitute a waiver or any other or subsequent default, term, or condition.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 30th day of June 2003.

HUNTSMAN ADVANCED MATERIALS LLC
By:	/s/ JOHN R. HESKETT Name: John R. Heskett Title: Vice President
HUNTSMAN (EUROPE) BVBA
By:	/s/ ARJEN VERMEER Name: Arjen Vermeer Title: Director
HUNTSMAN (EUROPE) BVBA
By:	/s/ LODE DE MAESSCHALCK Name: L. De Maesschalck Title:
HUNTSMAN INTERNATIONAL LLC
By:	/s/ CURTIS C. DOWD Name: Curtis C. Dowd Title: Vice President

Attachment A to the Service Level Agreement

Service Fee

        The below will constitute the Service Fee as set out under Article 4.1 of the Agreement for the calendar year 2003:

EHS	$***
Purchasing	$***
Finance	$***
IT	$***
Treasury	$***
Communications	$***
Legal	$***
Tax	$***
***
Portions of this page have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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  Exhibit 10.2